Exhibit 10.63

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made between Environmental Testing Laboratories, Inc., a Delaware corporation, (“ETL”), and Leaddog Capital L.P. (“Secured Party”).

WHEREAS, the Secured Party is purchasing $85,000 of convertible debentures from ETL.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, ETL and Secured Party hereby agree as follows:

1.         Grant of Security Interest. ETL hereby grants to Secured Party a security interest in certain assets and collateral as more fully described in Exhibit A attached hereto and made a part hereof (the “Collateral”). ETL and Secured Party acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to ETL.

2.         Debts Secured. The security interest granted by this Agreement shall secure the following obligation, which is a full recourse obligation of ETL: (a) a convertible debenture issued by ETL in favor of Leaddog Capital L.P., dated January of 2008, in the principal amount of Eighty-five Thousand Dollars ($85,000), any and all renewals, extensions, replacements, modifications and amendments thereof (the “Debenture”).

3.         Perfection and Enforcement of Assignment and Security Interest. ETL agrees to deliver any and all documents or similar instruments evidencing the Collateral, to Secured Party or Secured Party’s counsel, at the time of execution of this Agreement. ETL agrees to give good faith, diligent cooperation to Secured Party and to perform such other acts as reasonably requested by Secured Party for perfection and enforcement of said security interest, including the filing of a UCC-1 Financing Statement with the New York Secretary of State’s Office. ETL will promptly deliver to Secured Party all written notices, or other documents constituting or relating to the Collateral and will promptly give Secured Party written notice of any other information which is received in the future by ETL with respect to the Collateral.

4.         Secured Creditors. ETL represents and warrants that the only outstanding security interests relating to the Collateral are in favor of Capstone Capital Group I, LLC or its affiliates and ETL shall not create or incur any other indebtedness or obligation for borrowed money except for indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, and shall not grant any other security interests in the Collateral until payment and performance in full of the obligations hereunder.

5.         Representations and Warranties Concerning Collateral. ETL represents and warrants that:

a.         ETL will be the sole owner of the Collateral upon receipt of the funding from Secured Party.

b.         A UCC-1 financing statement in favor of Secured Party shall be filed in the New York Secretary of State’s Office placing Secured Party in a first lien position concerning the Collateral.

c.         The execution, performance and delivery of this Agreement has been duly authorized by all requisite corporate action on behalf of ETL.

d.         The execution, delivery and performance of this Agreement and the Debentures or other instrument or agreement contemplated herein by ETL will not result in a breach of any terms or conditions of any other contract or agreement or in the acceleration of any other obligation of ETL.

e.         No consent or approval of any other person or entity that has not been obtained by ETL is required before ETL may execute, deliver and perform its obligations under this Agreement.

6.         Covenants Concerning the Collateral. ETL covenants that:

a.          ETL covenants, represents and warrants that there are presently no other secured creditors that are able to obtain priority over Secured Party concerning the Collateral or any proceeds of the Collateral, other than Capstone Capital Group I, LLC.

b.         ETL agrees to promptly execute and deliver any UCC Financing Statements reasonably requested by Secured Party for perfection or enforcement of this Agreement and the security interests created hereby, and to give good faith, diligent cooperation to Secured Party and to perform such other acts reasonably requested by Secured Party for perfection and enforcement of said security interests.

c.         ETL will defend the Collateral against all claims and demands of all persons. ETL will take all steps necessary or advisable to preserve rights against account debtors and other parties. ETL will promptly and fully inform Secured Party of any matter or information that may come to its attention which might impair the Collateral.

d.         ETL will execute and deliver to Secured Party, at such times and in such form and containing such terms as Secured Party may require, instruments, documents and agreements evidencing all or any part of the indebtedness and such financing and continuation statements and other instruments as Secured Party may deem necessary or desirable to protect, perfect and preserve the security interest created herein. ETL will pay all reasonable costs of filing and recording incurred by Secured Party in connection with the protection, perfection and preservation of the security interest. Furthermore, ETL irrevocably appoints Secured Party its attorney-in-fact in ETL’s name and on its behalf to make, execute, deliver and file any instruments or documents and to take any action as Secured Party deems necessary or appropriate to protect and preserve the Collateral on behalf of and for the benefit of Secured Party.

7.         Right to Perform for ETL.         Secured Party may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of ETL, pay filing, recording, insurance and other charges payable by ETL, or provide insurance as provided herein if ETL fails to do so. Any such payments advanced by Secured Party shall be repaid by ETL upon demand, together with interest thereon from the date of advance until repaid at the rate of ten percent (10%) per annum.

8.         Default.          Time is of the essence of this Agreement. The occurrence of any of the following events shall constitute a default under this Agreement:

a.         Any representation, warranty or covenant made by or on behalf of ETL in this Agreement is materially false or materially misleading when made;

b.         ETL fails in the payment or performance of any obligation, covenant, agreement or liability created by or contemplated by this Agreement or secured by this Agreement;

c.         Any default in the payment or performance of any amounts, obligation, covenant, agreement or liability under the Debentures; or

d.         Any default, as that term is defined in the Debentures.

No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

9.         Remedies.          Upon the occurrence of any default under this Agreement, Secured Party shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Debentures:

a.         Secured Party shall have all the rights and remedies available under the Uniform Commercial Code:

b.         If ETL fails to cure any default within fifteen (15) days after ETL’s receipt of written notice of default from Secured Party, Secured Party may sell, assign, deliver or otherwise dispose of any or all of the Collateral for cash and/or credit and upon such terms and at such place or places, and at such time or times, and to such person, firms, companies or corporation as Secured Party reasonably believes expedient, without any advertisement whatsoever, and, after deducting the reasonable costs and out-of-pocket expenses incurred by Secured Party, including, without limitation, (1) reasonable attorneys fees and legal expenses, (2) advertising of sale of the Collateral, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

c.         The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Secured Party might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Secured Party may deem expedient. Such remedies may be exercised singularly or concurrently. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

d.         In the event of breach or default under the terms of this Agreement by ETL, ETL agrees to pay all reasonable attorneys fees and legal expenses incurred by or on behalf of Secured Party in enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default. ETL additionally agrees to pay all reasonable costs and out-of-pocket expenses, including, without limitation, (1) reasonable attorneys fees and legal expenses, (2) advertising of sale of the Collateral, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Collateral, incurred by Secured Party in obtaining possession of Collateral, preparation for sale, sale or other disposition, and otherwise incurred in foreclosing upon the Collateral. Any and all such costs and out-of-pocket expenses shall be payable by ETL upon demand, together with interest thereon at ten percent (10.0%) per annum.

e.         Regardless of any breach or default, ETL agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Secured Party in any bankruptcy proceeding of any type involving ETL, the Collateral, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

f.         If ETL shall be in default under this Agreement, Secured Party, immediately and at any time thereafter, may declare all of the indebtedness secured pursuant to this Agreement immediately due and payable, shall have all rights available in law or at equity, including, without limitation, specific performance of this Agreement or for an injunction against violations of any of the terms hereof, and the rights and all the remedies of a secured party under applicable law.

10.         Notices.          All notices or demands by any party hereto shall be in writing and may be sent by regular mail. Notices shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to ETL or Secured Party at the mailing addresses stated below or to such other addresses as ETL or Secured Party may from time to time specify in writing. Any notice otherwise delivered shall be deemed to be given when actually received by the addressee. Additionally, copies of all notices or demands made by one party shall be faxed by such party to the other parties attorney on the same date as mailed.

If to ETL to:

208 Rt. 109
Farmingdale, NY 11735
Attention: Ms. Julie Belden
Telephone No.: 631-249-3748
Telecopier No.: 720-554-7720

If to Secured Party to:

Leaddog Capital L.P.
48 Wall Street, Suite 1100
New York, NY 10005
Attention: Chris Messalas
(P) 212-918-4842
(F) 646-349-2555

With a copy to:
Joseph B. LaRocco, Esq.
49 Locust Avenue – Suite 107
New Canaan, CT 06840
Telephone No.: 203-966-0566
Telecopier No.: 203-966-0363

11.       Indemnification.          ETL agrees to indemnify Secured Party for any and all claims and liabilities, and for damages which may be awarded against Secured Party and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance of this Agreement, excluding any claims and liabilities based upon breach or default by Secured Party under this Agreement or upon the negligence or misconduct of Secured Party. Secured Party shall have sole and complete control of the defense of any such claims, and is hereby given the authority to settle or otherwise compromise any such claims as Secured Party in good faith determines shall be in its best interests.

12.       Litigation.          Other than as disclosed in public filings, ETL represents that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of the Debentures or this Agreement, any guaranty or any instrument, document or agreement concerning the Collateral or of which, if adversely determined, would have a material adverse effect on the financial condition, operations, business or properties of ETL, and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against ETL that would have a material adverse effect on the financial condition, operations, business or properties of ETL.

13.       Miscellaneous.

a.         This Agreement is made for the sole and exclusive benefit of ETL and Secured Party and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

b.         In recognition of Secured Party’s right to have all its attorneys fees and expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Secured Party shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until ETL has executed and delivered to Secured Party a general release in form and substance satisfactory to Secured Party.

c.         Secured Party and its officers, directors, employees, representatives, agents and attorneys, shall not be liable to ETL for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to the Debentures, this Agreement or the Collateral.

d.         ETL waives presentment, demand for payment, notice of dishonor, protest and any other notices or demands in connections with the delivery, acceptance, performance, default and enforcement of the Debentures or any instruments representing all or any part of the indebtedness.

e.         All agreements, representations, warranties and covenants made by ETL shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Party contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement. All agreements, representations, warranties and covenants in this Agreement shall bind the party making the same and its successors and assigns, and shall be to the benefit of and be enforceable by each party for whom made their respective successors and assigns.

f.         ETL shall pay to Secured Party on demand any costs, expenses, reasonable attorneys’ fees and their reasonable disbursements incurred or paid by Secured Party in protecting or enforcing its rights in the Collateral and in collecting any part of the indebtedness and such amounts extended pursuant to this section shall be added to the indebtedness.

g.         Any delay, failure or waiver by Secured Party to exercise any right it may have under this Agreement is not a waiver of Secured Party’s right to exercise the same or any other right at any other time.

h.         If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Agreement nor the application of the provision to other persons or circumstances shall be affected. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

i.         In the interest of a speedy resolution of any lawsuit which may arise hereunder, ETL and Secured Party waive a trial by jury in any action with respect to this Agreement and as to any issues arising relating to this Agreement.

j.         If the incurring of any debt by ETL or the payment of any money or transfer of property to Secured Party by or on behalf of ETL should for any reason subsequently be determined to be “voidable” or avoidable” in whole or in part within the meaning of any state or federal law of the United States, (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Secured Party is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advise of Secured Party’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Secured Party related thereto, the liability of ETL and this Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

k.         The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall be brought exclusively, in the federal courts for the State of York.

l.         All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

m.         All agreements, representations, warranties and covenants made by ETL shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Party contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

n.         This Agreement constitutes the entire agreement between ETL and Secured Party as to the subject matter hereof and may not be altered or amended except by written agreement signed by ETL and Secured Party. All other prior and contemporaneous understandings between the parties hereto as to the subject matter hereof are rescinded.

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Dated: January 4, 2008

Leaddog Capital L.P., by its General Partner
Leaddog Capital Partners, Inc.

By:	_________________________________
Chris Messalas, CEO and President

Environmental Testing Laboratories, Inc.

By:	________________________
Name: Kelly T. Hickel
Title: CEO

SCHEDULE A

TO FINANCING STATEMENT AND SECURITY AGREEMENT

This SECURITY AGREEMENT covers, and the undersigned Environmental Testing Laboratories, Inc. (“ETL” or “Company”) hereby grants Leaddog Capital L.P. (“Secured Party”) a security interest in, the following property, as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party:

“Collateral” as that term is defined below and all proceeds, as that term is defined in the New York Uniform Commercial Code, including proceeds of any insurance policies and claims against third parties. ETL agrees that said security interest may be enforced by Secured Party in accordance with the terms and provisions of all security and other agreements between Secured Party and ETL, the New York Uniform Commercial Code, or both.

Collateral shall mean and include all of the following:

(a)
All inventory and goods, including without limitation, all inventory and goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, finished goods, goods in transit, advertising, packaging and shipping materials, and all designs, creations, patterns, styles, samples and all other material and supplies (collectively, the “Inventory”);

(b)
All equipment, machinery, fixtures, trade fixtures, vehicles, furnishings, furniture supplies, materials, tools, machine tools, office equipment, appliances, apparatus, dies, jigs, and chattels; trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessories thereto;

(c)
All of Company’s now owned or hereafter acquired Accounts and contract rights, Instruments, insurance proceeds, Documents, Chattel Paper, letters of credit and Company’s rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Company (“Receivables”), all proceeds thereof and all files in which Company has any interest whatsoever containing information identifying or pertaining to any of Company’s Receivables, together with all of Company’s rights to any merchandise which is represented thereby, and all Company’s right, title, security and guarantees with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor;

(d)	All capitalized terms not defined herein shall have the meaning ascribed to them in the Uniform Commercial Code as in effect from time to time in the State of New York.

ENVIRONMENTAL TESTING LABORATORIES, INC.

By:	________________________
Name: Kelly T. Hickel
Title: CEO